Exhibit 99.1

JetPay® Corporation Appoints Diane (Vogt) Faro to its Board of Directors

Berwyn, PA – April 2, 2014 – JetPay® Corporation (“JetPay” or the “Company”) (NASDAQ: “JTPY”) is pleased to announce the appointment of Diane (Vogt) Faro to its Board of Directors. Ms. Faro was nominated to the board to replace an open board seat created by the departure of Arthur Ryan, who resigned in October 2013. With a career of over 30 years in the payments industry, Ms. Faro brings executive expertise in management, sales, and the merchant acquiring and Independent Sales Organization sides of the payment business.

Ms. Faro is currently President of National Benefit Programs (“NBP”), a provider of discounted business services, as well as a private consultant to the payments industry. Previously, she served as President of Global Merchant Services at First Data Corporation, which processed over $30 billion in transaction volume resulting in over $100 million in annual revenues. Ms. Faro was the CEO of Chase Merchant Services, LLC–from 1997 to 2002. Chase Merchant Services, an alliance between First Data Corporation and J.P. Morgan Chase, was the largest merchant acquirer in the world at that time.

In addition to Ms. Faro’s role as President at NBP, she held board positions at Merchant Link (2009-2011) and at Front Stream Payments, both Independent Sales Organizations. Ms. Faro is a former member of the Electronic Transaction Association’s (ETA’s) Board of Directors and served as ETA’s President for the 2004-2005 term. Ms. Faro is one of the founding members of the Women’s Networking in Electronic Transactions (W.net), which offers women in the payments industry a place to network and find mentors.

Bipin C. Shah, Chairman and CEO of JetPay Corporation, comments on Ms. Faro: “Diane is a respected and knowledgeable business leader who will bring new insight and enthusiasm to our board. We are very pleased to benefit from her knowledge of the payments industry which will be valuable in our efforts to fulfill our corporate mission.”

Ms. Faro also commented: “JetPay Corporation is a thriving technology company on the verge of what I believe will be great growth in the payments industry. I am very excited to be able to assist the organization through its planned and anticipated growth cycle.”

About JetPay Corporation

JetPay Corporation, based in Berwyn, PA, is a leading provider of vertically integrated solutions including card acceptance, transaction processing, payroll, payroll tax filing and other financial transactions. JetPay provides a one vendor solution for payment services, debit and credit card processing, ACH services, and payroll and tax processing needs of businesses throughout the United States. The Company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. Its vertically aligned services provide customers with convenience and increased revenues by lowering payments-related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based recurring payments. Please visit www.jetpaycorp.com, www.jetpay.com, and www.jetpaypayroll.com for more information.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s latest Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s Current Reports on Form 8-K.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward- looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact

JetPay Corporation

Joan Wurzel, Senior Vice President

Director of Corporate Communications

610-747-0256

joan.wurzel@jetpaycorp.com

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